POWER OF ATTORNEY

         The undersigned officers and Trustees of Genworth Variable Insurance Trust (the “Trust”) hereby appoint Carrie E. Hansen, Nadine Lucas, Deborah Djeu and Starr E. Frohlich (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and re-substitution, for the undersigned in any and all capacities to execute any and all documents relating to the Trust, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         The undersigned officers and Trustees hereby execute this Power of Attorney as of this 28th day of June, 2010.

Name	Title

/s/ Gurinder S. Ahluwalia	Trustee
Gurinder S. Ahluwalia

/s/ John A. Fibiger	Trustee
John A. Fibiger

/s/ Paul S. Feinberg	Trustee
Paul S. Feinberg

/s/ David M. Dunford	Trustee
David M. Dunford

/s/ Michael P. Cogswell	Trustee
Michael P. Cogswell

/s/ Carrie E. Hansen	President and Principal Executive Officer
Carrie E. Hansen

/s/ Starr E. Frohlich	Treasurer and Principal Financial Officer
Starr E. Frohlich